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                                                                   EXHIBIT 10.24
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                                LEASE AGREEMENT

      AGREEMENT made this 31st day of March 1995 by and between New England Innovations, Corp., a New Hampshire corporation with a place of business at 4 Progress Drive, in Dover, New Hampshire, hereinafter "Landlord" and Biopure Corp. a Delaware corporation with a principal place of business at 68 Harrison Avenue, Boston, Massachusetts, hereinafter "Tenant".

      WHEREAS, Landlord owns a factory building at 4 Progress Drive, Dover, Strafford County New Hampshire (hereinafter "the factory"); and,

      WHEREAS, the Landlord has leased and is now leasing a portion of the factory to the Tenant; and,

      WHEREAS, the Tenant during its occupancy of such portion of the factory has made substantial improvements thereto, including but not limited to walls, fixtures, etc. which are highlighted in blue on Exhibit A hereto (hereinafter called "the improvements"); and,

      WHEREAS, the Landlord and Tenant have previously dealt with each other with respect to the leased premises on an oral basis, but now wish to enter into a written agreement concerning the leased premises;


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      NOW THEREFORE in consideration of the premises and other valuable consideration, the parties hereto mutually stipulate, covenant and agree as follows:

      1. PROPERTY LEASED. Landlord hereby leases to the Tenant a portion of the factory, the said portion containing 8,580 square feet, more or less, as shown by green highlighting on Exhibit A hereto. Additionally, consistent with the parties existing practice, the Tenant shall have the right to place and store equipment in a shed containing 1,587 square feet, and a trailer outside of the factory and on the Landlord's premises. Further, the Tenant shall have the right to use 68% of the existing parking lot associated with the premises.

      2. PURPOSE OF LEASE. Tenant may use the leased premises for manufacturing purposes, consistent with its existing use of the premises, and in other lawful purpose. Landlord represents that manufacturing is a permitted use under Zoning of City of Dover.

      3. TERM OF LEASE. This lease shall commence the 1st day of April 1995 and shall continue for five (5) years from said date (the initial term). Tenant may renew the initial term of this lease for an additional period of five (5) years subject to revision of the amount of the rental. As used herein, "the rental year" shall refer to the year from April 1st through March 31st


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      Tenant shall notify Landlord in writing not less than thirty (30) days prior to the expiration of the initial term of this Lease of his intention to extend the same.

      4. BASE RENT. The Tenant shall pay to Landlord Base Rent, at the rate described in this paragraph. For the first year of the lease, the Base Rent will be Thirty-Seven Thousand, Seven Hundred Dollars ($37,700.00), payable in twelve equal monthly payments of Three Thousand One Hundred Forty-One Dollars and Sixty-Six Cents ($3,141.66), payable on the 1st of each month, in advance.

      The Landlord grants to the Tenant the option to extend the term of this Lease for one (1) period of five (5) years, commencing on April 1, 2000 and ending on March 31, 2005. Said option may be exercised by the Tenant by giving written notice thereof to the Landlord on or before March 1, 2000. The annual rent during the extended term will be recalculated by the Landlord and Tenant each obtaining appraisals by certified appraisers for industrial park properties comparable to the factory in Dover, New Hampshire. This rate averaged together will be the basis for the new five (5) year Lease. It is specifically understood and agreed, however, that the minimum annual rent established hereunder for the extension term will in no event be less than $3.60 PSF, absolute net. All other Lease terms and conditions will remain in full force and effect during the extension term.


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      5. ADDITIONAL RENT. In addition to the Base Rent described in ss. 4, above, the Tenant shall pay to the Landlord or the person providing the service, as specified below, a proportionate share of the following expenses associated with occupancy of the leased premises. The parties agree that under the terms of this lease the Tenant occupies 68% of the factory, and that unless expressly indicated otherwise in this lease, the Tenant shall pay 68% of each of the following expenses.

      Expense Category         Tenant's %   Due Date of Payment
      Property Taxes           68%          12/1 and 6/1 to City of Dover

      Insurance                68%          Tenant to bill Landlord for 32% of
                                            total bill

      Grass Mowing, etc.       68%          Estimate $285.00 for Summer, 1995;
                                            $198.00 due 10/1/95

      Snow Removal             68%          Estimate of $100 per storm; $68 due
                                            each storm

      Water & Sewer            95%          Due each month; Tenant


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
                                            to bill Landlord for 5% of year's
                                            total

      Rubbish Removal(1)      100%          Tenant to pay Cate's Rubbish each
                                            month

      Electrical Service(2)   100% for      Tenant to pay each month
                              leased
                              premises
                              only

      6. DEFAULT. In the event of default in the payment of any rent installment within thirty (30) days of the due date and in the event of default of any other covenants contained in this Lease and such default continues for thirty (30) days after Landlord has/have notified Tenant in writing of the same, then in that case Landlord shall have the right to peaceably re-enter the leased premises and terminate this Lease. Tenant shall be liable for all rent and other charges due to the date of such termination and for Landlord's costs and attorney's fees in the event eviction proceedings are necessary. Waiver of any default by Landlords shall not be construed as a waiver of any succeeding default.

----------

      (1) In consideration of the Tenant paying 100% of the Landlord's cost of rubbish removal, the Tenant shall be allowed the use of the Landlord's forklift truck, consistent with the past and existing practice.

      (2) The Tenant shall install, at its expense, all meters necessary to obtain a separate billing, to it, for all electricity it consumes at the factory.


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      7. COVENANTS BY TENANT. Tenant covenants, stipulates and agrees as follows:

      (a) Tenant shall not sublet the premises without the express written consent of Landlord, which consent shall not be unreasonably withheld or delayed.

      (b) In his use of the leased premises, Tenant shall comply with all federal, state, and local statutes, ordinances and regulations applicable to the use of the leased premises. Provided that Tenant shall not be required to make or pay for any structural changes required to bring the leased premises into compliance with such statutes, ordinances and regulations.

      (c) Tenant shall not injure or deface the leased premises nor occupy or use, or permit or suffer the leased premises or any part thereof to be occupied or used, for any unlawful or illegal business, use or purposes, nor for any business, use or purposes which is disreputable or extra-hazardous, nor in such manner as to constitute a nuisance of any kind. Tenant shall immediately upon discovery of any such unlawful, illegal, disreputable or extra-hazardous use, take all necessary steps, legal and equitable, to compel the discontinuance of such use and to oust and remove sublessees, occupants or other persons guilty of such unlawful, illegal, disreputable or extra-hazardous use.

      (d) With respect to the leased premises, Tenant shall procure any licenses and permits required by its use of the leased


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      premises.

      (e) Tenant shall pay for all its heat and utilities including lights and telephone with respect to the leased premises.

      (f) Tenant shall maintain the leased premises in a reasonable and safe condition and shall allow no waste of any nature whatsoever to occur thereon and shall return the leased premises at the end of the term in the same condition as in the beginning excepting reasonable wear and tear thereon and casualty loss.

      (g) Tenant shall provide liability insurance for the leased premises in an amount not less than $5O,000/$100,000 per person, per occurrence naming Landlord as additional insured thereon. Said insurance shall not be cancelable until after ten (10) days written notice to Landlord of intention to cancel.

      8. PREPARATION OF PREMISES FOR TENANT'S USE. The leased premises are leased to Tenant AS IS, and without warranty, and Tenant agrees, at its expense, maintenance of the existing heating and air conditioning systems, to repair and maintain the leased premises for his/their general use. Landlord is responsible for maintenance and repair of factory, all structural items, and

---------------
    RECEIVED
  APR 28 1995
By Phil Sidmore
---------------


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building systems, and also for common areas.

      9. IMPROVEMENTS BY TENANT. Tenant may make such alterations, additions or improvements to the leased premises as he shall deem necessary or desirable, but Tenant shall not, without first obtaining the written consent of Landlord, make any alteration or improvement which would affect or change the structural character of the leased premises.

      10. REMOVAL OF IMPROVEMENTS. Within ten days of the expiration or termination of this Lease for any cause, the Landlord shall instruct the Tenant as to whether the Tenant is to remove any alterations, additions and improvements to the leased premises made by him/them during its occupancy of the leased premises, both before and after the effective date of this Lease. If the Landlord instructs the Tenant to remove the improvements, then the Tenant shall do so and shall restore the leased premises to its condition as at the beginning of the Tenant's occupancy of the premises, reasonable wear and tear, taking by eminent domain and damage insurable under the standard New Hampshire fire insurance policy with extended coverage excepted. If the Landlord instructs the Tenant to not remove the improvements, or if the Landlord gives the Tenant no instruction on this point within ten (10) days of the expiration or termination of the lease, then the Tenant shall not do so, and shall restore the leased premises to its condition as at the beginning of the term hereof, reasonable wear and tear, taking


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by eminent domain and damage insurable under the standard New Hampshire fire insurance policy with extended coverage excepted.

      11. ACCESS TO PREMISES. Landlord or his/their representatives shall have free access to the leased premises at reasonable times after notice to tenant during normal business hours for the purpose of inspection and for the purpose of making repairs.

      12. SIGNS. Tenant shall not place any signs on the exterior of the leased premises, unless same shall comply with the Dover Zoning Ordinance.

      13. HOLDING OVER. In the event Tenant shall hold over after the expiration of the term hereof or any renewal, such holding over shall not extend the terms of this Lease but shall create a month to month tenancy upon all the terms and conditions of this Lease.

      14. EMINENT DOMAIN. In the event that the leased premises shall be lawfully condemned or taken by any public authority in their entirety, this Lease shall automatically terminate without further act of either party hereto on the date when possession of the leased premises shall be taken by such public authority, and each party hereto shall be relieved of any further obligation to the other except that Tenant shall be liable for and shall promptly pay to Landlord any rent then in arrears, or Landlord shall promptly rebate to Tenant a pro rata portion of any rent paid in


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advance. In the event a portion of the leased premises is so condemned or taken,
Tenant shall have the option of terminating this Lease. If Tenant does not exercise its option to terminate Lease, this Lease shall continue in effect in accordance with its terms, and a portion of the rent shall abate equal to the proportion of the rental value of the leased premises so condemned or taken. In either of the above events, the award for the property so condemned or taken shall be apportioned between Landlord and Tenant so that Landlord shall first receive the then value of their reversionary interest in the leased premises plus the then value of the future rents due under the terms of this Lease if such taking had not occurred, and Tenant shall thereafter receive the then value of his/their leasehold interest including the then value of any machinery, equipment and appurtenances, if any, constructed or installed by Tenant after the beginning of the term hereof.

      15. DESTRUCTION TO PREMISES: In the event that the leased premises shall be totally destroyed by fire or other casualty insured against, this Lease shall automatically terminate without further obligation to the other except for the rights and obligations of the parties under Paragraphs 7 and 8 hereof, and except that Tenant shall be liable for and shall promptly pay Landlord any rent then in arrears or Landlord shall promptly rebate to Tenant a pro rata portion of any rent paid in advance. In the event the leased premises shall be partially destroyed, Tenant


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shall have the option of terminating this Lease. If Tenant does not exercise its option to terminate this Lease, Landlord shall accomplish repairs and restoration as promptly as practicable from the date of such occurrence; such repairs and restoration shall, unless otherwise agreed by Landlord and Tenant, be performed as closely as practicable to the original specifications (utilizing therefor the proceeds of the insurance applicable thereto without any apportionment there for damages to the leasehold interest created by this Lease); and until such repairs and restoration have been accomplished, a portion of the rent shall abate equal to the proportion of the leased premises rendered unusable by the damage.

      16. REPOSSESSION BY LANDLORD. At the expiration of this Lease or upon the earlier termination of this Lease for any cause herein provided for, Tenant shall peaceably and quietly quit the leased premises and deliver possession of the same to Landlord, together with all alterations, additions and improvements thereto in good condition excepting only reasonable wear and tear, casualty loss and eminent domain. Tenant covenants and agrees that at the time of delivery of possession to Landlord at the expiration of this Lease, any and all alterations, additions, appurtenances, and improvements constructed or installed on or in the leased premises at his/their expense after the beginning of the term hereof shall become the property of Landlord, free and clear of any mortgage, lien, pledge or other encumbrance or charge.


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      17. NOTICES. Any written notice, request or demand required or permitted by this Lease shall, until either party shall notify the other in writing of a different address, be properly given if sent by certified or registered first class mail, postage-prepaid and addressed as follows:

      If to Landlord:   New England Innovations Corp.
                        4 Progress Drive
                        Dover, N.H. 03820

      If to Tenant:     Biopure Corp.
                        11 Hurley Street
                        Cambridge, MA 02141

      18. SUCCESSION. This Lease shall be binding upon and inure to the benefit of the heirs, administrators, successors and assigns of the parties hereto.

      19. WAIVER. Any consent, express or implied, by Landlord to any breach by Tenant of any covenant or condition of this Lease, shall not constitute a waiver by Landlord of any prior or succeeding breach by Tenant of the same or any other covenant or condition of the Lease. Acceptance by Landlord of rent or other payment with knowledge of a breach of or default under any term hereof by Tenant, shall not constitute a waiver by Landlord of such breach or default.


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      20. SITUS. This Lease shall be construed and interpreted in accordance with the Laws of the State of New Hampshire.

      21. COUNTERPARTS. This Agreement may be executed in counterparts, all of which when taken together shall be deemed one original document.

      IN WITNESS WHEREOF, the parties have hereunto set their hands the day and year first above written.

/s/ Brenda J. Finnegan                    /s/ Phil Sidmore
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Witness                                   New England Innovations, Inc.,
                                                    Landlord


/s/ Jean M. Willis                        /s/ Brian A. Lajoie
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Witness                                   Biopure Corp., Tenant


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